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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1998 for Chubb Colonial Life Insurance Company in Post-Effective Amendment No. 6 to the Registration Statement (Form S-6 No. 33-77496) and related Prospectus for the registration of units of interest in the Colonial Separate Account B under individual flexible premium variable life insurance policies offered by Chubb Colonial Life Insurance Company.

                                                               ERNST & YOUNG LLP


Greensboro, North Carolina
April 22, 1998